THIRD AMENDMENT TO LOAN AGREEMENT

This THIRD AMENDMENT TO LOAN AGREEMENT (“Amendment”) is dated as of April 11, 2008 but effective as of March 31,  2008, by and among Resource Capital Corp., a Maryland corporation (“Borrower”), Commerce Bank, N.A., a national banking association, in its capacity as agent (“Agent”), Commerce Bank, N.A., in its capacity as issuing bank (“Issuing Bank”), and each of the financial institutions which are now or hereafter identified as Lenders on Schedule A to the Loan Agreement (as defined below), (each such financial institution individually, each being a “Lender,” and collectively, all being “Lenders”).

BACKGROUND

A. Pursuant to the terms of a certain Agreement dated December 15, 2005, by and among Borrower, Agent, Issuing Bank and Lenders (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”), Lenders made available to Borrower a revolving line of credit not to exceed Twenty-Five Million Dollars ($25,000,000).  All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement.

B. Borrower has requested that Lenders make certain modifications to the Loan Agreement, and Lenders have agreed to such request, in accordance with and subject to the satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference, and intending to be legally bound hereby, the parties agree as follows:

1. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

a. Section 1 of the Loan Agreement shall be amended by deleting the definitions of “ Consolidated Tangible Net Worth” and “Maximum Revolving Credit Amount,” and replacing each as follows:

Consolidated Tangible Net Worth - At any time, the amount by which all of Borrower’s consolidated assets (less (i) trademarks, copyrights, goodwill, covenants not to compete, and all other assets which would be classified as intangible assets under GAAP; and (ii) assets owing from Affiliates, officers, directors, shareholders and employees), exceed all of Borrower’s Consolidated Total Liabilities, all as would be shown on Borrower’s consolidated balance sheet prepared in accordance with GAAP.  Notwithstanding the foregoing, (i) in the event a consolidated entity of Borrower has available for sale net losses in other comprehensive income (as determined pursuant to Statement of Financial Accounting Standards No. 115) exceeding the Maximum Exposure, the difference between available for sale net losses and the Maximum Exposure shall be added back in the calculation of Consolidated Tangible Net Worth; and (ii) neither Borrower’s consolidated assets nor its Consolidated Total Liabilities shall include any mark-to-market adjustments for derivatives in the form of interest rate hedges.

Maximum Revolving Credit Amount – the sum of Ten Million Dollars ($10,000,000).

b. Section 5.8c. is hereby amended and restated in its entirety and shall read as follows:

c. Consolidated Tangible Net Worth.  Borrower shall maintain a Consolidated Tangible Net Worth of not less than Two Hundred Fifty Million Dollars ($250,000,000), measured as of each fiscal quarter end.

2. Representations and Warranties.  Borrower warrants and represents to Agent, Issuing Bank, and Lenders that:

a. Prior Representations.  By execution of this Amendment, Borrower reconfirms all warranties and representations under the Loan Agreement and the other Loan Documents respectively and restates such warranties and representations as of the date hereof (except to the extent expressly related to a prior date), all of which shall be deemed continuing until all of the Obligations due to Lenders are indefeasibly paid and satisfied in full.

b. Authorization.  The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of  any nature on any of the properties of Borrower.

c. Valid, Binding and Enforceable.  This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

d. No Default.  No Default or Event of Default exists.

3. Ratification of Loan Documents.  This Amendment is hereby incorporated into and made a part of the Loan Agreement, the terms and provisions of which, except to the extent modified by this Amendment are ratified and confirmed, and continue unchanged in full force and effect.  Any reference to the Loan Agreement in this, or any other instrument, document, or agreement related thereto, or executed in connection therewith, shall mean the Loan Agreement  as amended by this Amendment.

4. Confirmation of Guarantor.  By its respective signatures below, each Guarantor hereby consents to, and acknowledges the terms and conditions of this Amendment, and agrees that its Surety and Guaranty Agreement is ratified and confirmed,  shall continue in full force and effect and shall continue to cover all Obligations of Borrower outstanding from time to time under the Loan Agreement as amended hereby.

5. Effectiveness Conditions.  This Amendment shall become effective upon the following:

a. Execution and delivery by Borrower of this Amendment;

b. Payment by Borrower of all of Expenses; and

c. Delivery of authorizing resolutions on behalf of Borrower and Guarantors.

6. GOVERNING LAW.  THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.  THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

7. Modification.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower, Agent, Issuing Bank, and Lenders.

8. Duplicate Originals:  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

9. WAIVER OF JURY TRIAL:  BORROWER, AGENT, ISSUING BANK, AND LENDERS EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING, OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, OR UNDER THE LOAN DOCUMENTS, OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS, OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:

Resource Capital Corp.

By:      _____________________________
Name: _____________________________
Title:   _____________________________

[Signatures Continue on Next Page]

AGENT AND ISSUING BANK:

Commerce Bank, N.A.

By:  _______________________________
Gerard L. Grady,  Senior Vice President

LENDER:

Commerce Bank, N.A.

By:  _______________________________
Gerard L. Grady, Senior Vice President

AGREED TO AND ACCEPTED                                     GUARANTORS:

RCC Commercial, Inc.

By:      _____________________________
Name: _____________________________
Title:   _____________________________
:

RCC Real Estate, Inc.

                                By:      _____________________________
Name: _____________________________
Title:   _____________________________

                                Resource TRS, Inc.

                                By:      _____________________________
Name: _____________________________
Title:   _____________________________